UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026

Remitly Global, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40822	83-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Union Street, Suite 1000
Seattle, WA 98101
(Address of principal executive offices, including zip code)
(888) 736-4859
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RELY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 10, 2026, Remitly Global, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following three proposals:
Proposal 1 — Election of Directors
The following nominees were elected to the Company’s Board of Directors to hold office for terms to expire upon the annual stockholders’ meeting to be held in 2029 or until their successors are elected and qualified, or until their earlier death, resignation, or removal. The votes cast at the Annual Meeting were as follows:

Nominee	For	Withheld	Broker Non-Votes
Bora Chung	134,764,920	5,577,162	20,525,045
Laurent Le Moal	135,211,923	5,130,159	20,525,045
Nigel Morris	96,695,642	43,646,440	20,525,045
Proposal 2 — Advisory Vote to Approve Executive Compensation
The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
135,017,111	5,226,478	98,493	20,525,045
Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was approved based upon the following votes:

For	Against	Abstain
153,679,087	7,056,245	131,795

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remitly Global, Inc.

Date: June 11, 2026	By:	/s/ Cameron Cohen
Cameron Cohen
Executive Vice President, General Counsel, and Secretary